UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 6, 2016

ITC Holdings Corp.
__________________________________________
(Exact name of registrant as specified in its charter)

Michigan	001-32576	32-0058047
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

27175 Energy Way, Novi, Michigan		48377
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	248-946-3000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Directors

On December 6, 2016 the shareholders of ITC Holdings Corp. (the "Company") approved the Board of Directors’ (the "Board") recommendation to expand the size of the Board from four to nine directors and appointed Linda H. Blair, Albert Ernst, Sandra E. Pierce, Kevin L. Prust and Thomas G. Stephens as directors of the Company. There are no understandings or arrangements between Mses. Blair or Pierce nor Messrs. Ernst, Prust, or Stephens and any other person pursuant to which Mses. Blair or Pierce nor Messrs. Ernst, Prust, or Stephens was selected as a director of the Company. None of the new appointees to the Board has any family relationship with any director or executive officer of the Company. Ms. Blair currently serves as the Company’s President and Chief Executive Officer. It has not yet been determined on which committees of the Board the new appointees will serve. The appointment of the new directors will be effective on January 1, 2017.

In connection with their service as directors, each appointee, except for Ms. Blair, will receive the Company’s standard non-employee director cash and equity compensation. Specifically, Ms. Pierce and Messrs. Ernst, Prust and Stephens each will receive a $125,000 annual cash retainer (payable in equal quarterly installments), as well as an annual cash payment if he/she serves as chair of any committee or as chairman of the board of directors.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ITC Holdings Corp.

December 12, 2016	By:	/s/ Christine Mason Soneral

Name: Christine Mason Soneral
Title: Senior Vice President and General Counsel